Exhibit 99(a)
News Release

Contact:	Media: Hugh Imhof (509) 495-4264 hugh.imhof@avistacorp.com Investors: Angela Teed (509) 495-2930 angela.teed@avistacorp.com

FOR IMMEDIATE RELEASE Oct. 24, 2003 7:05 a.m. EDT

Avista Corp. Reports Q3 2003 Earnings

Spokane, Wash.: Avista Corp. (NYSE: AVA) today reported third-quarter 2003 consolidated revenues of $224.4 million and earnings of $0.09 per diluted share.

     Results for third quarter and year-to-date 2003:

($ millions except per-share data)	Q3 2003	Q3 2002	YTD 2003	YTD 2002

Consolidated Revenues	$224.4	$200.0	$754.7	$746.2
Income from Operations	$28.1	$23.6	$127.2	$114.7
Net Income (Loss) Available for Common Stock	$4.3	($2.2)	$28.3	$18.0
Business Segments: (Earnings per diluted share)
Avista Utilities	$0.02	($0.02)	$0.39	$0.48
Energy Marketing & Resource Management	$0.10	$0.05	$0.44	$0.41
Avista Advantage	($0.01)	($0.02)	($0.03)	($0.07)
Other	($0.02)	($0.01)	($0.09)	($0.22)
SUBTOTAL (continuing operations)	$0.09	—	$0.71	$0.60
Avista Labs & Avista Communications* (discontinued operations)	—	($0.05)	($0.10)	($0.13)
SUBTOTAL (before cumulative effect of accounting change)	$0.09	($0.05)	$0.61	$0.47
Cumulative effect of accounting change	—	—	($0.03 )**	($0.09)
TOTAL – (Earnings per diluted share)	$0.09	($0.05)	$0.58	$0.38

*	Avista Communications is only included in 2002 amounts

**	Represents a charge of $1.2 million (net of tax) for Avista Energy’s adoption of SFAS No. 133

     “While the third quarter is historically challenging for Avista because we are typically a winter-peaking company, we are pleased that during third quarter 2003 we have performed better than our internal targets and continue to make progress toward our financial recovery,” said Avista Chairman, President and Chief Executive Officer Gary G. Ely. “Avista Utilities’ positive performance, as compared to the same period last year, is reflective of the numerous financial and operational goals we are successfully achieving.”

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Page 2 Avista Corp. Reports Q3 2003 Earnings

Highlights:

•	Regulatory: In Oregon, Avista received regulatory approval of a 10 percent general rate increase, which is designed to produce approximately $6.3 million of additional annual revenue effective Oct. 1, 2003. It provides for an overall rate of return of 8.88 percent and a return on equity of 10.25 percent. To recover the cost of natural gas provided to customers above that which already exists in rates, Purchased Gas Cost Adjustments (PGAs) were approved in each of the four states in which Avista provides natural gas services, ranging from 2.4 percent to 15 percent. In Idaho, the staff of the Public Utilities Commission recommended a 60-day continuation of Avista’s 19.4 percent electric surcharge, to give the commission additional time to fully consider the company’s application. At issue is approximately $5.9 million in Power Cost Adjustment (PCA) deferred costs of fuel purchased for thermal generation. Avista does not agree with the staff’s recommendation and has requested that this issue be addressed in the general rate case the company anticipates filing in the first quarter of 2004. We expect the IPUC to act on our request shortly.

•	Avista Utilities and Infrastructure Investment: The 2003 end-of year hydro forecast calls for stream flows to be approximately 85 percent of normal and hydro production to be 500 average megawatts, or 90 percent of normal. Earlier this year Avista was predicting 93 percent of normal hydro production. Work has begun on a number of transmission system upgrade projects that primarily impact areas of eastern Washington and northern Idaho. Planning began last year in conjunction with Bonneville Power Administration for this infrastructure enhancement, including building approximately 100 miles of new 230 kilovolt (kV) lines, several new substations, and upgrading of other transmission facilities. This five-year undertaking, costing roughly $100 million, is included in Avista’s capital expenditure projections. These projects will reinforce the electric transmission grid throughout eastern Washington and northern Idaho, as well as help meet existing and future demands for electricity throughout Avista’s service territory.

•	Corporate Financing and Dividends: Avista Corp. issued $45 million of first mortgage bonds in September, the proceeds of which were used to repay a portion of the borrowings under our line of credit that were used on an interim basis to fund maturing debt. Avista has reduced its debt and associated interest expense by repurchasing approximately $52 million to date in 2003 and has reduced its debt ratio (not including preferred trust securities and preferred stock) to 53.8 percent. Avista continues to make significant contributions to its pension plan. By Sept. 30, Avista had paid into the pension plan approximately $12 million in 2003, and it expects to make additional cash contributions totaling approximately $15 million over the next 12 months. Our goal is to have the pension plan’s current obligation fully funded by 2006. In August, the board of directors increased the common stock dividend by four percent. Payment of dividends is subject to declaration and approval by the board each quarter.

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Page 3 Avista Corp. Reports Q3 2003 Earnings

•	Avista Energy: The company’s unregulated energy business continues to perform well, with positive earnings for the 14th consecutive quarter. Avista Energy’s position as an experienced performer in western energy markets is supported by its disciplined approach to risk management. Avista Energy offers its customers a portfolio of integrated resources and services while maintaining a liquid trading book which, at the end of the quarter, was 48 percent convertible to cash within one year and 95 percent convertible to cash within three years.

•	Avista Advantage: Year-to-date 2003, Avista Advantage, a leading business process outsourcer for the evaluation and payment of utility bills and other invoices, continued to increase the number of customers billed with the addition of national customers including Lowes Home Improvement Stores. The number of customers billed increased by 19 percent and revenues by 21 percent over the same period in 2002. A 26 percent reduction in the total-cost-per-account was noted in the first nine months of this year as compared to the same period last year.

•	Avista Labs: During the quarter, AVLB (Avista Labs) added an additional equity partner, yielding an additional $5 million in capital for the fuel cell company. This relieves Avista Corp. of its $1.5 million loan guarantee and brings Avista Corp.’s ownership in AVLB to approximately 17.5 percent.

Outlook and Earnings Guidance:

     Avista reaffirms its 2003 consolidated corporate earnings outlook of between $0.85 and $1.05 per diluted share, in line with the historically robust fourth quarter performance of Avista Utilities. For 2004, the company anticipates consolidated diluted earnings in the range of $1.00 to $1.20 per diluted share, with the outlook for Avista Utilities in the range of $0.75 to $0.90 per diluted share and for the Energy Marketing and Resource Management segment in a range of $0.25 to $0.35 per diluted share. It is anticipated that Avista Advantage will be break-even to slightly positive for earnings, and in the “Other” segment, the company anticipates lower earnings drag than in 2003.

     Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is a company operating division that provides electric and natural gas service to customers in four western states. Avista’s non-regulated subsidiaries include Avista Advantage and Avista Energy. Avista Corp.’s stock is traded under the ticker symbol “AVA” and its Internet address is www.avistacorp.com.

     Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

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Page 4 Avista Corp. Reports Q3 2003 Earnings

This news release contains forward-looking statements regarding the company’s current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, and which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2002, and on Form 10-Q for the second quarter ended June 30, 2003.

NOTE: Avista Corp. will host an investor conference and webcast call on Oct. 24, 2003, at 10:30 a.m. EDT. To participate, call (800) 884-5695 approximately five minutes in advance to ensure you are connected. The passcode is 52628568.

A replay of the conference call will be available from 12:30 p.m.; EDT Oct. 24 through Oct. 27. Call (888) 286-8010, passcode 23007369 to listen to the replay.

A webcast of this investor conference call will occur simultaneously. To register for the webcast, please go to www.avistacorp.com. A webcast replay will be archived at www.avistacorp.com.

     The attached income statement, financial and operating highlights, and balance sheet are an integral part of this earnings release.

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AVISTA CORPORATION
CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands except Per Share Amounts)

			Nine Months Ended
	Third Quarter		September 30,

	2003	2002	2003	2002

OPERATING REVENUES	$224,377	$199,976	$754,651	$746,209

OPERATING EXPENSES:
Resource costs	108,218	91,099	351,090	356,407
Operations and maintenance	31,722	31,799	98,504	93,727
Administrative and general	22,780	22,039	73,327	78,225
Depreciation and amortization	20,114	17,440	57,960	52,930
Taxes other than income taxes	13,424	13,991	46,552	50,198

Total operating expenses	196,258	176,368	627,433	631,487

INCOME FROM OPERATIONS	28,119	23,608	127,218	114,722

OTHER INCOME (EXPENSE):
Interest expense	(22,934)	(24,870)	(69,605)	(80,369)
Capitalized interest	318	3,148	677	7,538

Net interest expense	(22,616)	(21,722)	(68,928)	(72,831)
Other income — net	2,173	3,018	4,387	14,631

Total other income (expense) — net	(20,443)	(18,704)	(64,541)	(58,200)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,676	4,904	62,677	56,522
INCOME TAXES	3,290	4,040	27,136	26,390

INCOME FROM CONTINUING OPERATIONS	4,386	864	35,541	30,132
LOSS FROM DISCONTINUED OPERATIONS (Note 1)	(66)	(2,479)	(4,930)	(6,154)

NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	4,320	(1,615)	30,611	23,978
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of tax) (Note 2)	—	—	(1,190)	(4,148)

NET INCOME (LOSS)	4,320	(1,615)	29,421	19,830
DEDUCT — Preferred stock dividend requirements	—	608	1,125	1,824

INCOME (LOSS) AVAILABLE FOR COMMON STOCK	$4,320	$(2,223)	$28,296	$18,006

Weighted-average common shares outstanding (thousands), Basic	48,281	47,866	48,202	47,771
Weighted-average common shares outstanding (thousands), Diluted	48,691	47,866	48,514	47,842
EARNINGS PER COMMON SHARE, BASIC:
Earnings per common share from continuing operations	$0.09	$0.00	$0.72	$0.60
Loss per common share from discontinued operations (Note 1)	—	(0.05)	(0.10)	(0.13)

Earnings (loss) per common share before cumulative effect of accounting change	0.09	(0.05)	0.62	0.47
Loss per common share from cumulative effect of accounting change (Note 2)	—	—	(0.03)	(0.09)

Total earnings (loss) per common share, basic	$0.09	$(0.05)	$0.59	$0.38

EARNINGS PER COMMON SHARE, DILUTED:
Earnings per common share from continuing operations	$0.09	$0.00	$0.71	$0.60
Loss per common share from discontinued operations (Note 1)	—	(0.05)	(0.10)	(0.13)

Earnings (loss) per common share before cumulative effect of accounting change	0.09	(0.05)	0.61	0.47
Loss per common share from cumulative effect of accounting change (Note 2)	—	—	(0.03)	(0.09)

Total earnings (loss) per common share, diluted	$0.09	$(0.05)	$0.58	$0.38

Dividends paid per common share	$0.125	$0.12	$0.365	$0.36

Note 1.	In July 2003, Avista Corp. announced an investment by a group of private equity investors in a new entity, AVLB, Inc., which acquired the assets previously held by Avista Corp.’s fuel cell manufacturing and development subsidiary, Avista Labs. In September 2003, AVLB Inc. (doing business under the name Avista Labs) received an additional investment by private equity investors of $5.0 million. This investment relieved Avista Corp. of its commitment to provide additional funding of up to $1.5 million to AVLB, Inc. Avista Corp. has an ownership interest of approximately 17.5 percent in AVLB, Inc.

Note2.	Amount for the nine months ended September 30, 2003 represents Avista Energy’s transition from Emerging Issues Task Force Issue No. 98-10, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Amount for the nine months ended September 30, 2002 represents the transitional adjustment related to the Company’s adoption of an accounting standard for goodwill.

Issued October 24, 2003

AVISTA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	September 30,	December 31,
	2003	2002

Assets
Cash and cash equivalents	$187,184	$186,269
Securities held for trading	18,884	—
Accounts and notes receivable	261,799	320,836
Current energy commodity assets	198,711	365,477
Other current assets	110,198	101,083
Total net utility property	1,685,070	1,563,704
Investment in exchange power-net	38,996	40,833
Non-utility properties and investments-net	93,607	199,579
Non-current energy commodity assets	284,204	348,309
Other property and investments-net	15,036	12,702
Regulatory assets for deferred income taxes	132,104	139,138
Other regulatory assets	26,868	29,735
Utility energy commodity derivative assets	52,397	60,322
Power and natural gas deferrals	176,299	166,782
Other deferred charges	80,051	79,364

Total Assets	$3,361,408	$3,614,133

Liabilities and Stockholders’ Equity
Accounts payable	$281,639	$339,637
Current energy commodity liabilities	160,067	304,781
Current portion of long-term debt	16,283	71,896
Short-term borrowings	85,530	30,000
Other current liabilities	232,473	194,516
Non-current energy commodity liabilities	241,155	314,204
Utility energy commodity derivative liabilities	43,594	50,058
Deferred income taxes	438,110	454,147
Long-term debt	899,048	902,635
Other non-current liabilities and other deferred credits	102,700	106,218
Preferred trust securities	100,000	100,000
Preferred stock	31,500	33,250
Common stock — net (48,310,886 and 48,044,208 outstanding shares)	612,319	607,018
Retained earnings and other comprehensive loss	116,990	105,773

Total Liabilities and Stockholders’ Equity	$3,361,408	$3,614,133

Issued October 24, 2003

AVISTA CORPORATION
FINANCIAL AND OPERATING HIGHLIGHTS
(Dollars in Thousands)

			Nine Months Ended
	Third Quarter		September 30,

	2003	2002	2003	2002

Avista Utilities
Retail electric revenues	$120,363	$108,806	$355,410	$340,267
Retail kWh sales (in millions)	2,025	1,791	5,799	5,582
Retail electric customers at end of period	321,908	317,065	321,908	317,065
Wholesale electric revenues	$18,673	$17,329	$60,139	$51,470
Wholesale kWh sales (in millions)	330	637	1,740	1,869
Other electric revenues	$24,974	$15,858	$68,577	$37,438
Total natural gas revenues	$26,978	$29,533	$173,224	$218,982
Total therm sales (in thousands)	58,512	63,645	323,698	357,322
Retail natural gas customers at end of period	291,869	284,636	291,869	284,636
Income from operations (pre-tax)	$22,503	$21,958	$100,402	$108,348
Net income (loss)	$907	$(461)	$19,944	$24,788
Energy Marketing and Resource Management
Gross margin (operating revenues less resource costs)	$12,774	$9,763	$51,271	$44,114
Income from operations (pre-tax)	$6,898	$3,870	$31,319	$25,299
Net income	$4,844	$2,732	$21,089 (1)	$19,418
Electric sales (millions of kWhs)	10,647	10,655	31,654	30,626
Natural gas sales (thousands of dekatherms)	56,774	55,816	165,411	169,707
Avista Advantage
Revenues	$5,002	$4,419	$14,736	$12,182
Loss from operations (pre-tax)	$(202)	$(1,152)	$(1,303)	$(5,462)
Net loss	$(265)	$(905)	$(1,230)	$(3,551)
Other
Revenues	$2,959	$3,985	$10,674	$10,365
Loss from operations (pre-tax)	$(1,080)	$(1,068)	$(3,200)	$(13,463)
Net loss	$(1,100)	$(502)	$(4,262)	$(10,523	) (2)

(1)	Excludes $1.2 million cumulative effect of accounting change for the nine months ended September 30, 2003 related to Avista Energy’s transition from Emerging Issues Task Force Issue No. 98-10, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

(2)	Excludes $4.1 million cumulative effect of accounting change for the nine months ended September 30, 2002 related to the transitional adjustment for the adoption of an accounting standard for goodwill.

Issued October 24, 2003